EXHIBIT 21


                     ARTESYN TECHNOLOGIES, INC. SUBSIDIARIES
                                  As of 02/2001

Entity                                             Jurisdiction of Incorporation
                                                   or Organization

Artesyn International Ltd.                         Cayman Islands
Artesyn North America, Inc.                        Delaware
Artesyn Netherlands B.V.                           Netherlands
Artesyn Technologies Communications
Products, Inc.                                     Wisconsin
Artesyn Solutions, Inc.                            Delaware
Artesyn Delaware, Inc.                             Delaware
Azcore Corporation                                 Delaware
Artesyn Asset Management, Inc.                     Delaware
Artesyn Communication Products Investment,         Delaware
Inc.
Artesyn Communication Products, LLC                Delaware
Artesyn Delaware LLC                               Delaware
Real Time Digital, Inc.                            New Jersey
Artesyn FSC, Inc.                                  Barbados
Artesyn Austria GmbH                               Austria
Artesyn Austria GmbH & Co. KG                      Austria
Artesyn Holding GmbH                               Austria
Artesyn Technologies Asia Pacific Ltd.             Hong Kong
Artesyn Ireland Ltd.                               Cayman Islands
Artesyn Cayman LP                                  Cayman Islands
Artesyn International Ltd.                         Cayman Islands
Artesyn Holdings (Ireland) Ltd.                    Ireland
C.P. Power Products (Zhong Shan) Co., Ltd.         People's Republic of China
Artesyn (U.K.) Ltd.                                United Kingdom
Artesyn Communications Products UK Ltd.            Scotland
Spider Software Ltd.                               Scotland
Spider Software, Inc.                              Massachusetts
Artesyn France S.A.R.L.                            France
Artesyn Germany GmbH                               Germany
Artesyn Germany GbR                                Germany
Artesyn GmbH & Co. KG                              Germany
Artesyn Elektronisch Gerate Beteiligungs-und       Germany
Verwaltungs GmbH
Artesyn Hungary Elektronikai kft                   Hungary
Artesyn Technologies Intellectual Property         Hungary
    Licensing Liability Company
Artesyn Energy Systems S.P.A.                      Italy